Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2019
FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, October 30, 2018, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $56.3 million increased 13.3% from first quarter last year

•	Net loss was $2.9 million, or $0.09 per basic and diluted share

•	Company reiterates fiscal year 2019 financial guidance

•	Company announces first commercial launch of peripheral orbital atherectomy system (OAS) outside the United States

•	LIBERTY 360° 2-year outcomes presented at 2018 Amputation Prevention Symposium (AMP)

•	Sub-analysis of patients treated with orbital atherectomy indicated freedom from amputation of 88.5% for Rutherford 6 patients

St. Paul, Minn., October 30, 2018 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for peripheral and coronary artery disease, today reported financial results for its fiscal first quarter, ended September 30, 2018.

CSI’s first-quarter revenues were $56.3 million, an increase of $6.6 million, or 13.3%, from the first-quarter of fiscal 2018. Gross profit margin remained healthy at 81.2%, but declined 30 basis points compared to last year due to increased revenues from international distributors and the full-market launch of coronary balloons and peripheral guidewires.

Selling, general and administrative expenses increased 14.8% to $41.2 million due to a higher number of clinical specialists compared to first quarter last year, the timing of certain marketing events and initial investments for international expansion. Research and development expenses increased 17.6% to $7.4 million as a result of planned new product development and patient enrollment costs in the ECLIPSE clinical trial.

First-quarter net loss was $2.9 million, or $0.09 per basic and diluted share, compared to a net loss of $2.0 million, or $0.06 per share, in the prior-year period. Adjusted EBITDA totaled $1.0 million.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “We are pleased to report double-digit revenue growth. With high single-digit growth in peripheral atherectomy, high-teen domestic coronary atherectomy growth and new revenue from international distribution agreements and distributed products, we delivered our strongest quarterly growth in the last 18 months.

“In the first quarter, we introduced new atherectomy products and procedure support devices, and announced the first commercial launch of our peripheral OAS outside the United States. CSI’s transformation from a single-product, single-geography company to a multiproduct, multinational company focused on the most compelling unmet medical needs in interventional cardiology is now fully underway.”

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October 30, 2018

Company Announces First Commercial Launch of Peripheral OAS Outside the United States
In September, CSI announced that the first patient in Hong Kong has been treated with its Stealth 360® Peripheral OAS. The Hong Kong case is the first commercial use of Peripheral OAS outside of the United States.

Said Ward, “In partnership with OrbusNeich, we are committed to making orbital atherectomy the standard of care for indicated patients around the world. The successful completion of our first case in Hong Kong demonstrates our mutual mission to support physicians in treating patients with peripheral artery disease.”

Scott Addonizio, Senior Vice President and Chief Operating Officer of OrbusNeich, added, “Our experienced sales force is thrilled to bring CSI’s orbital atherectomy technology to Hong Kong. This first procedure occurred only two months after becoming CSI’s international distribution partner. We look forward to introducing CSI’s atherectomy technology to physicians in new markets in the months and years ahead.”

LIBERTY 360° Two-Year Outcomes Presented at 2018 Amputation Prevention Symposium
In August, LIBERTY 360° two-year study outcomes were presented at AMP by Dr. Jihad A. Mustapha, MD, FACC, FSCAI, Advanced Cardiac & Vascular Amputation Prevention Centers, Grand Rapids, Michigan. Dr. Mustapha’s presentation highlighted the continued high freedom from major amputation in all Rutherford Classifications (RC) at two years (RC2-3, 99.1%; RC4-5, 94.5%; and RC6, 79.8%).

In his presentation, Dr. Mustapha also noted that an orbital atherectomy sub analysis of the LIBERTY data indicated high freedom from major amputation in all Rutherford Classes (RC2-3, 100%; RC4-5, 95.3%; and RC6, 88.5%).

Company Reiterates Fiscal 2019 Guidance
Ward concluded, “Continued momentum from our domestic atherectomy business plus revenue from international sales and distributed products produced strong first-quarter growth, consistent with our expectations. We anticipate that these contributors will drive revenue gains throughout fiscal 2019 and beyond. Today, we are reiterating the fiscal year 2019 financial guidance we provided initially at our analyst day meeting on July 31, 2018.”

For the fiscal 2019 ending June 30, 2019, CSI anticipates:

•	Revenue in a range of $240 million to $250 million;

•	Gross profit as a percentage of revenues of about 80%;

•	Net loss equal to 1%-2% of revenue; and

•	Positive Adjusted EBITDA.

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, October 30, 2018, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (833) 241-7255 and enter the access number 8761896. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the events section of the company’s investor relations website, https://investors.csi360.com/events-and-presentations/events-calendar/default.aspx, and click on the webcast link.

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as

Cardiovascular Systems, Inc.
October 30, 2018

analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

About LIBERTY 360°
LIBERTY 360° is a prospective, observational, multi-center post-market study that enrolled over 1,200 patients at 51 sites across the United States, including 501 patients with claudication (RC2-3), 603 patients with critical limb ischemia (CLI; RC4-5) and 100 patients with the most severe form of CLI (Rutherford 6). The study included any endovascular device FDA-cleared for treatment of PAD. Enrollment was completed in February 2016 and patients will be followed for up to five years.

LIBERTY 360° is among the first PAD studies to investigate patients across the spectrum of symptomatic PAD and will assess numerous parameters including procedural success, rate of major adverse events, duplex ultrasound findings, quality of life, six-minute walk test, wound status, and economic outcomes.

More information about the study design is available at www.ClinicalTrials.gov; identifier: NCT01855412.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. In March 2017, the company received PMDA approval in

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October 30, 2018

Japan for the Diamondback 360® Coronary OAS Micro Crown and reimbursement approval effective February 2018. Over 400,000 of CSI’s devices have been sold to leading institutions worldwide. For more information, visit the company’s website at www.csi360.com.

About OrbusNeich
OrbusNeich® is a global pioneer in the provision of life-changing vascular solutions and offers an extensive portfolio of products that set industry benchmarks in vascular intervention. Current products include the world's first dual therapy stents, the COMBO Plus and COMBO Dual Therapy Stents, together with stents and balloons marketed under the names of Azule®, Scoreflex®, Sapphire® II, Sapphire® II PRO and Sapphire® II NC, as well as products to treat peripheral artery disease: the Jade® and Scoreflex® PTA balloons. OrbusNeich is headquartered in Hong Kong and has operations in Shenzhen, China; Fort Lauderdale, Florida, USA; Hoevelaken, The Netherlands; and Tokyo, Japan. OrbusNeich supplies medical devices to physicians in more than 60 countries. For more information, visit www.OrbusNeich.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s transformation to a multiproduct, multinational company; (ii) the anticipated sale of CSI devices in new markets under the distribution agreement with OrbusNeich; (iii) the LIBERTY 360° study; (iv) revenue growth in fiscal 2019 and beyond and the factors driving such growth; and (vi) anticipated revenue, gross profit, operating expenses, net loss and Adjusted EBITDA, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of CSI’s products; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; issues relating to our saline pump recall; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Cardiovascular Systems, Inc.
October 30, 2018

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm. See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

Cardiovascular Systems, Inc.
October 30, 2018

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2018	2017

Net revenues	$56,266	$49,676
Cost of goods sold	10,575	9,202
Gross profit	45,691	40,474
Expenses:
Selling, general and administrative	41,242	35,918
Research and development	7,417	6,308
Total expenses	48,659	42,226
Loss from operations	(2,968)	(1,752)
Other (income) and expense, net	(113)	192
Loss before income taxes	(2,855)	(1,944)
Provision for income taxes	33	33
Net loss	$(2,888)	$(1,977)

Basic and diluted earnings per share	$(0.09)	$(0.06)

Basic and diluted weighted average shares outstanding	33,425,065	32,968,712

Cardiovascular Systems, Inc.
October 30, 2018

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$113,370	$116,260
Accounts receivable, net	30,320	31,225
Inventories	18,095	16,605
Marketable securities	505	544
Prepaid expenses and other current assets	2,248	2,977
Total current assets	164,538	167,611
Property and equipment, net	27,388	27,744
Patents, net	5,501	5,231
Other assets	2,883	2,766
Total assets	$200,310	$203,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,005	$10,441
Accrued expenses	22,008	25,776
Deferred revenue	1,248	1,243
Total current liabilities	36,261	37,460
Long-term liabilities
Finance obligation	21,045	21,064
Deferred revenue	8,122	8,946
Other liabilities	903	1,412
Total liabilities	66,331	68,882
Commitments and contingencies
Total stockholders' equity	133,979	134,470
Total liabilities and stockholders' equity	$200,310	$203,352

Cardiovascular Systems, Inc.
October 30, 2018

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2018	2017

Net loss	$(2,888)	$(1,977)
Less: Other (income) and expense, net	(113)	192
Less: Provision for income taxes	33	33
Loss from operations	(2,968)	(1,752)
Add: Stock-based compensation	3,156	3,070
Add: Depreciation and amortization	854	1,043
Adjusted EBITDA	$1,042	$2,361

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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October 30, 2018

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	Padilla Matt Sullivan (612) 455-1709 matt.sullivan@padillaco.com
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